Form C

Cover Page

Name of issuer:

Ridgemont Outfitters, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: CA
Date of organization: 11/5/2013

Physical address of issuer:

2525 Cherry Avenue
Suite 375
Signal Hill CA 90755

Website of issuer:

http://ridgemontoutfitters.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

10/31/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$152,354.00	$203,523.00
Cash & Cash Equivalents:	$10,702.00	$5,621.00
Accounts Receivable:	$18,103.00	$23,969.00
Short-term Debt:	$77,293.00	$47,434.00
Long-term Debt:	$995,281.00	$812,898.00
Revenues/Sales:	$343,282.00	$175,602.00
Cost of Goods Sold:	$283,659.00	$240,881.00
Taxes Paid:	$0.00	$0.00
Net Income:	($233,552.00)	($444,345.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Ridgemont Outfitters, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Alex Hall	CEO	Ridgemont Outfitters	2013
Stacy Lowery	President	Ridgemont Outfitters	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Alex Hall	CEO	2013
Stacy Lowery	CDO	2013
Stacy Lowery	CMO	2013
Stacy Lowery	President	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Ridgemont Outfitters Holdings Limited	100,000 Common	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Ridgemont already has revenue but not enough to cover existing expenses. There are two revenue streams, 1. wholesale sales to national & international retailers and distributors and 2. direct retail sales to e-commerce consumers through our website. The gross margin on combined sales is close to covering expenses and an increase in revenue will make that possible. There is a risk that sales will not grow enough to cover overheads.
>
> Whilst wholesale sales are growing and Ridgemont has attracted some good retailers to partner with from Summer 2017, there is a risk that product may not sell through in-store as quickly as anticipated and retailers may choose other brands and/or discount product to de-value the brands. In addition there is also a risk that the retailers may fail without paying for supplied product. Ridgemont has an agreement in place with a New York based factoring company and intends to only supply retailers that it can credit insure to alleviate the risk of non-payment.
>
> There are production risks that we will not be able to supply product to meet demand due to factory issues in Southern China including poor quality and factories going out of business. However the senior management have extensive experience of producing footwear & apparel in the area and in addition Ridgemont employs a locally based agent who has 30 years experience in Southern China footwear production.
>
> Competition in the outdoor footwear market is strong and there are many well know established brands. Whilst Ridgemont represents a different approach to technical outdoor footwear there is a risk that the established brands will copy its approach and use their larger distribution network and marketing power to force Ridgemont out of the wholesale market. However with the introduction of direct to consumer sales and marketing as well as the appetite to champion smaller brands among the public, Ridgemont should still be successful.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	Funds will be used for direct sales & marketing programs
If we raise:	**$200,000**
Use of Proceeds:	Funds will be used for direct sales & marketing programs and expansion of the footwear program
If we raise:	**$500,000**
Use of Proceeds:	Funds will be used for wholesale & direct sales & marketing programs, expansion of the footwear program and introduction of the luggage category
If we raise:	**$750,000**
Use of Proceeds:	Continued focus on sales & marketing programs, expansion of footwear & luggage categories and fast track establishment of one/two bricks and mortar stores in key West Coast locations.

If we raise:	**$1,000,000**
Use of Proceeds:	Expanded sales & marketing programs, introduction of apparel category to compliment footwear & luggage. Expansion of further bricks and mortar locations in and around the West.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company,

including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor’s funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor’s funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 10% of its net revenues (all sales of any kind minus shipping and returns) to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make payments to the investor quarterly, starting one full year from the Date of Loan. The company will continue payments until investors have received 2x their principle investment (the repayment amount).

Repayments will be made quarterly. There is a prevision to defer up to 6 payments without being in default.

For those investing as part of the first $125K of the round, they will receive 3x of their principle investment as the repayment amount (as opposed to 2x) for the portion of their investment that is part of the first $125K.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

- ☐ Yes
- ☑ No

15. Are there any limitations on any voting or other rights identified above?

- ☑ Yes: No Voting Rights
- ☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that **Ridgement Outfitters** seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Preferred Stock
(list each class in order of preference):

			Choose
Common Stock	1,000,000	900,000	Yes
Other			
			Choose

Class of Security	**Securities Reserved for Issuance upon Exercise or Conversion**
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal shareholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal shareholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal shareholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal shareholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal shareholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal shareholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal shareholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal shareholder(s) have the right to redeem their securities at any time. The principal shareholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal shareholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated Repayment Amount.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its board of directors, and the Investor will have no independent right to name or remove an officer or member of the board of directors of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the board of directors of the Company to manage the Company so as to maximize value for shareholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the board of directors of the Company. If the board of directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and board of directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The Company has a loan payable to Ridgemont Outfitters Holding Ltd., a United Kingdom based entity with common ownership and management. The loan represents amounts advanced to the Company to cover continuing operations. It is non-interest bearing and payable at an undetermined future date at the discretion of management.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

The Company has a loan payable to Ridgemont Outfitters Holding Ltd., a United Kingdom based entity with common ownership and management. The loan represents amounts advanced to the Company to cover continuing operations. It is non-interest bearing and payable at an undetermined future date at the discretion of management.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Description of Financial State

Ridgemont is a new brand of outdoor lifestyle footwear that combines the technical features required in a traditional hiking/walking shoe/boot with a more fashionable aesthetic to appeal to the more fashion conscious outdoor enthusiast. The company objective is to create a global brand of outdoor footwear, apparel and accessories utilising the 30+ years of experience of the two founders in sourcing, designing, marketing and bringing to market of brands in the action sport/outdoor lifestyle/fashion sectors in the US & Europe.

Ridgemont was conceived in 2012, developed and sourced in 2013 and brought to market in summer 2014. Ridgemont manufactures in China and the US and sells through US retailers and through its direct to consumer website at www.ridgemontoutfitters.com. In addition, it has a smaller mirror operation in the UK and has just signed a pan-European distribution agreement with a distributor of outdoor lifestyle brands based in Biarritz, France. It is also in conversation with potential Japanese, Korean & Australian distributors.

Ridgemont has been presented at various national trade shows around the US including Outdoor Retailer in Utah, Agenda in Long Beach & Las Vegas, Capsule in New York as well as a variety of regional trade shows. Ridgemont has been extremely well received and even though wholesale sales have been slower than expected, direct to consumer sales through Ridgemont's two e-commerce sites in the US & UK have seen steady growth with a 75% gross margin. It is planned to focus on expanding the direct to consumer sales through 2017/8 before focussing on wholesale again the following year

Key Milestones

2012 – Brand conception and market research to deter

Spring 2013 – Sourcing of materials and vendors in Asia

Summer/Fall 2013 – Appointment of Asian production agent.

Development of first vulcanized styles, Outback, Mesa & Crest. Commissioning of bespoke tooling and moulds.

Jan 2014 – Presentation of first collection to wholesale at trade shows in Long Beach & Las Vegas

Spring 2014 – First production orders placed with factories. Sourcing and implementation of cloud based accounting, inventory, order processing, logistic and e-commerce systems.

Fall 2014 – Delivery of first production to US & UK warehouses and to retailers. E-commerce sites go live. Development of new retro inspired styles, Monty Hi & Lo.

Spring 2015 – Presentation of Monty Hi & Lo, to wholesale at Venture Out, Outdoor Retailer, Salt Lake City

Fall 2015 – Delivery of Monty Hi & Lo styles and re-orders of vulcanized styles to retail and e-commerce. Presentation of Spring 2016 collection at Venture Out & Capsule, New York.

Spring 2016 – Second year sales increase 50% to $180k

Fall 2016 – Development & testing of Heritage retro alpine style

Jan 2017 - Successful launch and funding of Iron & Resin collab boot on Kickstarter

Spring 2017 - Third year sales increase nearly 100% to $345K

Summer 2017 - Development of USA made luggage line, new footwear style Ridge Runner and new Parks Project collaboration style.

Fall 2017 - International Direct to Consumer through E-Commerce and Branded Retail Outlets and Wholesale Expansion

Historical Figures

Year Ending March 2014 - Development of Brand & Product – No revenue – Expenditure on bespoke production outsole moulds & tooling.

Year Ending March 2015 – Revenue of $120,000 – 50/50 wholesale/retail - Expenditure on trade shows, sales team, marketing & promotion.

Year Ending March 2016 - Revenues grow by 47% to $175,000 - Expenditure on shows, marketing & promotion - Expenditure on development of new outsoles and tooling for new styles and increased size ranges.

Year Ending March 2017 - Revenues grow by nearly 100% to $342,000 - Collaboration boot launched successfully on Kickstarter. Websites show steady and consistent growth. Investment in new styles and development of luggage range.

Historical Expenses

Historical expenses to achieve revenues to date have been predominantly in sales, marketing and promotion as well as investment in websites and product development and tooling. Operations have been outsourced and personnel expenses have been kept to a minimum during this period and will be until the company is profitable.

Current Position

Q1 2017 revenue at $131,000 was 320% of Q1 2016
Stock levels are $135k.
We are now in a more stable financial position with over $70k cash in hand. Our average net loss per month in fiscal year 2017 was approximately $20k. Current runway is approximately six months if we don't raise any more capital or pursue special sales projects like Kickstarter.

Forecast

Projected sales for the financial year ending March 2018 are $850k. This will be achieved through continued investment in digital and traditional marketing and advertising and launching new products through other platforms before production. Sales for the period April-June 2017 were $260k so we are confident of achieving/exceeding projections.

Projected sales for the next 4 years are to steadily grow to $5m+ per annum by 2020/21 through domestic and international wholesale and e-commerce.

Capital Resources

To date all operations have been financed through shareholder funds. There are no existing lines of credit or loan facilities. Whilst our stock levels are good our liquidity is low as resources are tied up in stock and receivables.

The proceeds of this offering will increase our liquidity and provide us with additional working capital to achieve anticipated growth. The main areas of investment will be in marketing and promotional campaigns and activities to increase brand awareness and to finance stock purchases to supply the resulting significant increase in demand.

Burn Rate / Run Rate

As of 26 July 2017, the company had approximately $73K cash (or cash equivalents). Our average net loss per month is $20k.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://ridgemontoutfitters.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Ridgemont RevShare Standard 2.0
Ridgemont RevShare Early 3.0

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Alex Hall
Stacy Lowery

Appendix E: Supporting Documents

INVEST IN RIDGEMONT OUTFITTERS

Footwear designed for style and adventure

"When we couldn't find the perfect adventure footwear for people like us, we set out to design it ourselves. Ridgemont is all about form and function. It's great quality, good looking footwear that performs when you're walking the dog or conquering the trail—but also feels comfortable enough to wear at work or out for dinner. We combine the best materials and construction techniques but with a modern aesthetic. Our mission is to move the outdoor footwear market forward to the 21st century.



Alex Hall
CEO, RIDGEMONT OUTFITTERS


FOLLOW US FOR UPDATES
95 FOLLOWERS
SHARE
TWEET
134
investors
$73,144
raised of $100K-$1M goal
$100 min
INVEST
by Wefunder Portal LLC

Revenue Share

10% of net revenues | 2X investment amount

Ridgemont Outfitters will pay investors 10% of revenues net of tax and shipping until 100% of your principal is returned plus 100% on top.

> **3X REVENUE SHARING**
> Investors who fund the first $125,000 of this fundraise will receive 100% of their principal and an additional 200% on top.

INVESTOR PERKS

$100+	Ridgemont supporter t-shirt
$250+	The above, plus a free pair of shoes!
$500+	Two free shirts and two free pairs of shoes
$1,000+	The above, plus 30% discount on all web purchases for duration of loan
$2,500+	The above, plus 50% discount on all web purchases for duration of loan
$5,000+	Join the Ridgemont team and be a part of the next catalogue photo-shoot! (plus the above)

OUR AMBITION

Ridgemont appeals to all - the traditional outdoorsman - the casual trail hiker - the fashion conscious individual. Our ambition is to continue to offer stylish footwear that incorporates the latest technical innovations. By selling direct to consumers we have had the flexibility to introduce new styles and designs frequently and respond to feedback and stay ahead of the curve. As we grow we will make our products more widely available through national retailers to fuel continued growth.

KEY FACTS

- 100% revenue growth year on year
- 56k visitors to website in last 12 months up 50% on previous 12 months
- Founders started three other apparel and athletic brands prior to Ridgemont
- Website converts 4% of visitors
- Now offering worldwide delivery to Japan, Australia, Europe & South America

DOCUMENTS

- Outside_Heritage.pdf
- Outside_Mesa.pdf
- Outside_Outback.pdf

ridgemontoutfitters.com *from Signal Hill CA* RETAIL B2C ADVENTURE FASHION OUTDOORS FOOTWEAR TRAVEL SPORTS ADVENTURE FASHION OUTDOORS

WHY I LIKE RIDGEMONT OUTFITTERS

When I consider an investment, my criteria is not just investing in a great idea, but also the leadership I am investing in. In Ridgemont, not only is it a great product and innovative concept, the founders Alex & Stacy have the combined knowledge, experience and passion to make Ridgemont a success and a global brand. In the first two years Ridgemont has already challenged the traditional outdoor footwear market and has established itself as a truly viable alternative. Ridgemont now has a good direct to consumer revenue stream and through these channels it is positioned well to continue to grow quickly. Simply, I bet on Ridgemont and Alex and Stacy because I believe in the product and concept, and that the founders are the right executive team to make it a huge success.



Martin Hepworth
INVESTOR IN RIDGEMONT

THE BUZZ ABOUT RIDGEMONT OUTFITTERS

> *The Montys really proved their meddle, however, when we left the trail, cleaned the mud off, and then walked into the grocery store. They were as suitable there as they had been in the wild. That's what's great about these boots; they're equally at home in town and in the woods. They're made for people who live in both of those worlds and want to be able to cross back and forth without having to change shoes halfway through. Just make sure you kick the mud off before you head into the bar.*

Wade Ellett

Blogger

> *I'm a huge fan of the outdoor look, but it's really nice when you can blend it with something a little more refined. The Ridgemont shoe lineup does this perfectly, with a stylish shoe lineup carrying options for every occasion.*

Drew Robinson

Trail to Peak - Blogger

GEARINSTITUTE

Ridgemont Outfitters: The ultimate do-it-all travel shoes

September 23, 2016

The question comes up every time you start to pack: How do you minimize the number of shoes you have to carry while still meeting the function and fashion needs of any adventure travel scenario? You really don't want to be that guy with the


IntrepidDaily.com

Gear Review: Ridgemont Outfitters Monty Hi Boots

February 16, 2016

Last year, in need of some new hiking boots, I decided to take a shot on a pair from Ridgemont Outfitters, a company I'd been following on Instagram for some time. I didn't know much about the company or their products other than I really liked their

Trail to peak

Gear Review: Ridgemont Outfitters Monty Lo Shoe

October 16, 2015

Over the past year, Trail to Peak has really grown into a hiking and backpacking focused blog with a few forays into the world of urban exploration. It's funny to think that urban adventures were what first got me into blogging. Lately, I've been making

GEARMINDED

Ridgemont Outfitters Outback Shoe Review | Gearminded

July 7, 2015

Over the past year we have been huge fans of Ridgemont Outfitters as their shoes seamlessly fill the gap between style and function. We first reviewed the Mesa shoe and have worn them thoroughly. Through local day hikes to the typical work routine

Outside MAGAZINE – TELEVISION – ONLINE

5 Boots That Look (Almost) Too Good for the Trail

April 15, 2015

Who says hiking boots can't be functional and stylish? Presenting our five favorite hikers for spring. Ridgemont Mesa Oiled Suede ($99) At first glance, the Mesa Oiled may look like your typical stylish chukka, but there's more to this midtop than meets

TRANSWORLD Business

Upstarts: Ridgemont Outfitters | Transworld Business

February 10, 2015

Ridegemont Outfitters Founders Stacy Lowery and Alex Hall sat down with TransWorld Business to provide insight into what is driving momentum behind the brand, which they describe as a cross breed between an updated, more modern spin

Outside MAGAZINE – TELEVISION – ONLINE

Ridgemont Outback

October 16, 2014

We make difficult footwear decisions every time we travel, particularly when day hikes are on the itinerary. Do you burden yourself with heavy boots that look ridiculous with street clothes, or hike in sneakers and risk trashing them on the trail?

One Shoe Designed For Every Activity

Designed by us for us - outdoor enthusiasts with style

We're aimed at the casual hiker and traveler who is looking for a product that's a bit more aesthetic than your standard outdoor footwear. Soon we'll also be an apparel and luggage brand!









Growing Faster Than We Anticpated: Nearly 100% Year / Year

Ridgemont Outfitters is now ready to expand online and worldwide

We doubled sales in our second year and are on track to double again this year. Our focus is to ramp up our direct-to-customer channels and create a loyal customer base.


*Projected Revenue 2017: $850,000
$800K
$600K
$400K
$200K
Revenue 2016: $342,660
Projected 2017
2014
2015
2016
2017
Fiscal Year Annual Sales

75%
Direct-to-Consumer Gross Margins

$342,660
Sales revenue Fiscal Yr 2016

4/100
Website visitors convert to buy

**These revenue projections are based on web sales growth over the previous years plus one planned collaboration Kickstarter project per quarter. Additionally, the increased marketing budget from the Wefunder, spent digitally and traditionally, will generate more web traffic and increased conversions.*

For instance, over the last seven weeks we have signed up with a digital marketing agency that has already achieved a return on digital ad spend of 3.25X+. As they fine tune the audiences and advert content we hope to push that return past 4X. We then plan to slowly increase the daily amounts that we spend with Facebook and also with Google Adwords & Shopping whilst maintaining a 3-4X return on ad spend. Once the funding is successful we would also introduce affiliate advertising on industry blogs plus allocate a budget for more traditional print marketing with direct to consumer catalogues and event attendance (festivals etc).

We also plan to launch new products once-a-quarter on Kickstarter. The first one this Winter hit $75k and the second one for Q2 is due to go live in late April. We expect an even more successful campaign given the broad appeal of the new campaign. We already have the projects for Q3 & Q4 planned out, a USA made luggage line and a collaboration shoe with the national parks brand, Parks Project, respectively. With the combination of all these initiatives I am confident in attaining the conservative numbers we have suggested. Now that we have switched our attention 100% to direct to consumer we can drive the sales up quickly and then revisit wholesale for the next push in 18 months time.

There is no guarantee that the numbers will materialize as projected. Projections for 2017 and later are dependent on variables outside of our control and may not materialize as displayed.

SHOW LESS

Customers, Reviews, & Founder Interviews

Watch customers in action, an interview with Stacy, and a product review



"The time that I get on the water is my release. Fishing is freedom to me."

- **Justin Reynolds**, Professional Angler and Skateboarder and Ridgemont Delegate

---



"Ridgemont is shoes for your entire life. Shoes to take you from the trail, to breakfast in the morning, to work, to dinner at night.
This is a really good middle ground between full blown hiking and a floppy skate shoe."

- **Stacy Lowry**, Founder


RIDGEMONT
RIDGEMONT

"What's important here is that you get a stylish boot that is built to be taken off the track but still looks good enough to be worn any time of day. You can easily pair these with some jeans or some khakis."

- **Isaac Tud**, Footwear Critic

Designed By Us For Us

Rugged construction coupled with high class style

We've spent years designing and perfecting our shoes. We use the same leather tanneries as Timberland and Wolverine and combine that high quality grain leather with bullet proof construction to ensure your feet are protected in any situation.


COMPOSITE LASTING BOARD

Where most vulcanized shoes use a Texon lasting board, Ridgemont uses a custom composite lasting board to provide variable flex characteristics along the length of the shoe. We wanted a shoe that would be very flexible at the ball of the foot (since that's pretty important for walking!) but more rigid from the arch to the heel so the shoe is more rugged over uneven terrain. This is also one of the main reasons our shoes are super comfortable right out of the box.


NON-WICKING THREAD

All Ridgemont shoes are stitched together with non-wicking thread in order to prevent the cotton from pulling moisture through the upper into the lining. As the natural fibre thread gets moist it expands slightly to 'block' the stitch hole and seal the moisture out. Clever huh?


OILED LEATHER

We use only the best full grain cow leather from European hides dyed in tanneries that are gold rated for their environmentally responsible processes. We treat our leather with various oils and waxes to ensure that the leather itself is waterproof as verified by the shoe authorities at SATRA. Of course, we stitch our shoes together (poke holes in them) so we don't claim our shoes are 100% waterproof, but they are more water resistant than most light hikers on the market.


ORTHOLITE INSOLE

We worked directly with Ortholite utilizing their patented Open Cell Foam Technology to develop an insole that would be extremely comfortable, yet not completely isolate you from your environment. Additionally, and we feel super importantly, we designed real arch support to help abate fatigue and keep your arches well formed and not flat as a board. The foam in our insoles is anti-microbial, non-absorbing, and it will never compress more than 5%.


GUSSETED TONGUE

Gusseted tongues are designed to keep dust and debris from getting into your shoe through the throat opening. We didn't invent them, but we're one of the few outdoor lifestyle brands that use them, and the next time you walk through a field without getting a briar, thorn or annoying little stone in your shoe, you'll be glad we do.


VULCANIZED CONSTRUCTION
RIDGEMONT

Vulcanization is a process of chemically bonding materials together using high heat. If done right, this creates very strong bonds and allows for a unique "board feel". We tap in to these characteristics and improve upon them for use in the outdoors with a harder 70 A rubber along with 3mm thick foxing to improve lateral and torsional stiffness. We believe that feeling the earth beneath your feet is a benefit, and something that has been all but eliminated from most hiking boots.


LUGGED OUTSOLE

We worked hard to find the ideal outsole thickness which allows us maintain our connection to the terrain, while still providing protection from rocks, or the dreaded Lego block your kid left on the wood floors! In addition to paying close attention to our outsoles thickness, we were very mindful of providing as much grip as possible in a variety of terrains. The softness of the rubber (70 asker) combined with the thickness and slightly lugged tread pattern provides comfort and grip.


WAXED CANVAS

There's something about canvas shoes that we just love. Maybe it's the texture or the way they feel. What it isn't is their ability to stand up to the elements. We want our canvas shoes to perform better, so we take our raw material and impregnate it with a 14% dry wax layer. This gives a natural canvas look but creates a water resistant barrier to prevent moisture coming through the fabric. Finally we add a water repellent coating for a final top moisture barrier.

Two Years Young and Growing

Hatched in early 2014, we're only just beginning

Projections are dependent on variables outside of our control and may not materialize as displayed.

Late 2012

Brand conception and market research

Spring 2013



Sourcing of materials and vendors in Asia

Summer/Fall 2013

Production Line Established

Appointment of Asian production agent. Development of first vulcanized styles, Outback, Mesa & Crest. Commissioning of bespoke tooling and moulds.

January 2014


AGENDA

Press Launch

Presentation of first collection at Agenda Long Beach & Vegas shows.

Spring 2014

First Wholesale Orders

First production orders placed with factories. Sourcing and implementation of cloud based accounting, inventory, order processing, logistic and e-commerce systems.

Fall 2014

First Deliveries & E-commerce Launch

Delivery of first production to US & UK warehouses and to retailers. E-commerce sites go live. Development of new retro inspired styles, Monty Hi & Lo.

Spring 2015

First Year Sales $120,000

Press launch of Monty Hi & Lo to great acclaim.

Spring 2016

Second year sales increase 50% to $180k

January 2017

Development and testing of Iron and Resin collaboration boot

Spring 2017

Nearly 100% Growth

Third year sales increase nearly 100% to $342k

Summer 2017

Development of USA made luggage line and new footwear style Ridge Runner

Fall 2017



International Expansion

We already have a distribution center established in the UK. We plan to expand retail to Japan, Australia, New Zealand and more of Europe.

How Your Investment Will Help Us

Domestic Expansion

Invest in marketing initiatives online and at selected events to increase the profile of the brand and drive consumers to the e-commerce sites.

Retailer Outlets

Explore niche retail unit opportunities.

International and Wholesale

Continued expansion of international e-commerce distribution and liaising with quality retailers domestically and internationally to develop a strong wholesale base.

Join Us for the Ride!

November 18, 2016

I spent my youth battling against compromise. I followed my passions with the unshakable tenacity of a heat seeking missile. I participated in only hardcore activities, and I expected the things I spent my money on to furnish me with an uncompromising purity of design. All or nothing. Do or die.

That was then. I'm not old, in fact, I'm still quite young compared to many land tortoises and mountain ranges, but I've seen the world and experienced a lifetime of, uh, experiences. Not that much has changed, really. I still follow my passions with the heat soaking tenacity of an electric blanket, but I increasingly find myself searching for compromise. Compromise, in fact, was the inspiration for Ridgemont. The fact is, I don't often forge rivers, but I do cross the occasional puddle. I don't climb mountains, but I regularly climb hills. I've never hiked the Appalachian trail, but I hike the trail by my house all the time. I hike lots of trails, and not once has a mountain suddenly sprung up in front of me.

You see what I'm saying? I want some traction. I want some water resistance. I want some durability, but I don't want to look like I'm about to summit Denali. I go places and have adventures and I need great quality gear that won't let me down, but I'm not exploring Mars. I'll surely never explore Mars, so I don't need boots built to survive a Martian winter, and blend in with the Martian natives. I need to hike to the surf break, then go get a breakfast burrito. I need to walk my dog, then go to the office. I want to go on vacation to far flung places, but I've got to navigate an airport before I can get there, which definitely doesn't require more spikes than a football boot. I wanted great looking, well made, simply styled shoes and clothes.

I couldn't find it so I made it. I named it Ridgemont. And I'd love for you to join us on this adventure.

Sincerely,

Stacy Lowery

MEET THE FOUNDERS



Alex Hall

CEO

Former CEO of DuFFs. Founder of Jackal Distribution. Over 20 years experience of managing and directing all aspects of the introduction, marketing and distribution of outdoor lifestyle brands.



Stacy Lowery

President

A retired professional skateboarder, Stacy has been designing and developing shoes for core skateboarding, the action sports lifestyle, and most recently the outdoor industry for the last 8 years.

AND THE REST OF THE TEAM



Stephen Tims

Head of Operations



John LaCroix

RAISED $73,144 FROM 134 INVESTORS

$73,144

In Progress



Matthew T Sorensen

Investor. Long emerging markets, real estate, vixy, micro private equity.



Alex Harvey Kaufman

Commercial real estate, start up investment and a self taught cook attempting to make a traditional dish from every region of Spain, Italy and China



William Hanes



Bryce Koski

Success is different for everyone. Money does not create success. Success is created by people who care. I have heard that "When you want success, as much as you want to breath" you have an investment



Stephan Louis

Penn State Smack MGMT Investor



Lucas Robinson

MORE INVESTORS

DETAILS

Take us back to the beginning. How did you get started?

– COLLAPSE ALL

I started importing small brands in the early 90's, when snowboarding was first big on the scene. I was the first UK distributor for well known board brands like LibTech, Gnu and Ride, as well as Northwave snowboard boots, and a variety of clothing brands. Snowboarding was a new sport. I was the importer for the UK and spent quite a lot of time traveling to and from California, mostly dealing with US brands. Off the back of that, I got into fashion footwear through the Northwave brand that's based out of Italy and as such, spent quite a lot of time in Italy, where I learned about shoe manufacturing. I picked up the distribution for DuFFS skate shoes for the UK in the mid 90's, just after they launched. I then took on the European distribution and license for DuFFS apparel. I used to make DuFFS branded tees, sweats, jeans, bags, etc and sell them across Europe. Ultimately, it reached the point where our DuFFS business was bigger than the North American DuFFS business, and so we approached the owners and bought the brand from them in 2008. That was a pretty trying time because that was just as the whole world went into global recession and meltdown! We fought our way through that, and we sold the brand in 2012 and then set Ridgemont up.

Stacy Lowery, co-founder of Ridgemont, was head of design for DuFFS, and an ex pro skateboarder. He went on his honeymoon to Costa Rica, hiking, and before going he wanted to buy some suitable shoes to go hiking in. All he could find were some ugly black or brown hiking boots that he didn't feel comfortable wearing, and so he approached me and said, "I think there's a niche market here for fashionable outdoor footwear." He then did some drawings, and I said it seemed like a good idea, and Ridgemont was born. This happened in 2012. We then took a year, we were just sort of checking the market thinking that maybe we just missed something and there were people doing it. It probably took another year to totally convince ourselves, and then we started working on our design towards the end of 2013.

Where have the last few years gotten you?

Initially it's all about finding vendors that will make the product, it's designing and creating the brand, the brand aesthetic, all of which took a little bit of time. Just coming up with a name takes a lot more effort than you think it's going to. We both had experience manufacturing in the Far East, but we still had to find factories that could do the quality that we expected. That also took time, as well, as a lot of traveling to China. Once we found factories that we could work with and would work with us, because it's hard for startups to get into a good factory, we then developed the first range, which consisted of two boots and two shoes. Then we went to our first trade show, Agenda, in Long Beach. It was just when the outdoor movement suddenly started becoming quite cool. There were a few other brands in a similar place as us; brands like Topo Designs and Poler Stuff, who are not reinventing the outdoor product, but trying to sort of drag it forward and make it a bit more aesthetically fashionable and pleasing. We launched at Agenda and we got a great response.

We also were approached by a few retailers; one of the key ones we work with is in San Francisco, called Huckberry. They saw the potential immediately. Some of the other more traditional retailers are much slower when it comes to trying something new. We have had to plug away at that, and that's what we've been doing for the last two and a half years. We've been attending trade shows, visiting with retailers, letting them see that we're still here, still around. Now they're finally committing. We've just been picked up for next autumn by REI, which is the biggest outdoor chain in North America.

We have a mirror operation in Europe, because I'm English and know the UK & European market. We have a warehouse facility in California and a warehouse facility in Southampton in the UK and dual websites: a US website working in US currency that supplies North America and Canada, and one based in the UK which supplies the UK and Europe. Whilst the websites were there originally for promotional purposes, we also had Shopify e-commerce shops attached to them, and the online shops have actually been outperforming our expectations. They've been growing steadily, which has been great. It confirms what we thought, that consumers like our stuff. I'm not a retailer, I've been a wholesaler for twenty years and so it's been a bit of a learning curve, but I think we're doing a pretty good job of it. That's one area, once this financing goes through, that we'll invest some money into and develop further.

Who are your customers?

Our customer, according to Google Analytics, is 25-55, ABC1, relatively affluent, disposable income, travels, has keen interest in outdoor pursuits whether that be hiking, camping, climbing, surfing, or skating. Very much an outdoor active person. They want to be able to walk the dog, go for a hike, or go camping on the weekend; throw the tent in the back of the pickup and drive off up to Yosemite or wherever, but then they could just as well wear the same shoes if they're going out for dinner or down to the park or to the office. It's an all purpose product, and that's what our customer wants.

They probably have a pair of Keen or a pair of Lowas or Salomon or similar, and then they'd probably have a pair of Vans or Converse for more casual wear. I know when we've done photo shoots, and on a couple of occasions we didn't have sizes for some of the guys, they wore Vans or Converse and their feet got shredded just on a 15 mile hike. They definitely need something. As a result, our product works very well for travellers. We get quite a lot of gap year students who are in between from college to university who go off traveling for 6 months. It's perfect for them, they're going to backpack so they only want to carry one pair of shoes.

Who are your competitors? What do you understand that they don't get?

Brands like Merrell, North Face, Timberland & New Balance are offering something similar, but they don't offer the same technical specifications that we do at the same price points. From an entry level, we offer water resistant products right the way up to our top of the range styles, which are fully waterproof and breathable. No one else really does that at our prices. For that level of technical specification from other brands, you start getting into price points which are double ours, up in the $300 area.

Within skate shoes, and the lifestyle fashion market, where a lot of my background is, people are always looking for something new. Whereas traditionally in the outdoor market they're not necessarily looking for something new, they're looking for something reliable that they know and they trust.

We want to give them both something reliable that they know and trust but that is also fashionable. Form and function.

Why will you win?

There's always people that want to be different. They don't want to have what everyone else has, and those people always shy away from the big brands. That's something which I'm very aware of from my days of working in skate and surf; there are always people looking for something fresh.

Bigger brands are copying our aesthetic but they're not copying us from a performance point of view. They have a boot that looks similar to ours, but it just looks similar, it doesn't have a waterproof breathable liner, for example. It doesn't have all the extra features that we throw in, because they can't afford to do it. The big companies need a bigger margin because they're a bigger machine. They have a wholesale margin that is probably 20 or 30 percent bigger than ours because they need that to pay for all the offices and all the staff.

Stacy and I are both very keen on the performance of our footwear. That's one of the fundamentals of Ridgemont; fashionable but functional outdoor footwear. We are constantly improving the product, so we're already on the 3rd version of a couple of the shoes because we're finessing our offering. Nobody else really puts into outdoor shoes or sneaker boots the features that we put in for the price we sell for.

Performance, quality, the materials - we use the same leather tanneries that the Timberlands and the Wolverines do. Similarly, the factories we use also make for all the well known brands, too. They are all gold registered eco/environmentally friendly factories to make sure that they recycle, repurpose and reuse wherever they can to protect the environment. The factories are all clean, tidy and a great working space. They have to be like that because they have to compete with all of the electronics factories that are making for Apple/Samsung etc. To get the workers to come and work for the shoe factories, they have to provide the same sort of environment.

Can you talk more about the design and production process?

Everything is made in southern China in gold rated environmentally friendly factories. They're in an area called Dongguan, which is a big shoe making area and also very big for electronics; Apple makes most of its products there. The Samsung factory is right around the corner from one of our factories. There are all very good quality and reliable vendors.

The design is majoritively done by Stacy. With wholesale we would do two collections a year and work 12 to 18 months out. Now that we're focussing on direct to consumer we can draw then sample a style and if we like to go straight to production. Concept to retail in less than 6 months. It's great to have that freedom to bring new styles to life so much quicker and not having to rely on the approval of the wholesale market before proceeding. We're now aiming to bring out new styles every 3 months.

We've got various silhouettes that are working for us, so what we tend to do once we get a silhouette that's working well, for example Outback and Monty Hi, then we go vertically where we'll do different materials, different levels of waterproofness, and that way we vary the price offering. Trying to offer lots and lots of different patterns is obviously expensive because you have lots of development and mold costs. But taking one style that you know works and then offering a variety of colours, materials etc is quicker and easier to execute.

How do you make money?

We aim to set our retail prices based on min x4 landed cost. $20 landed cost for $80 retail, $50 for $200 etc. a 75% gross margin. When we're wholesaling we're only going to be making around less than 50% before sales related costs, volume discounts and trade shows etc. So in effect we have to sell x3+ pairs at wholesale to make the same amount of $ profit as one pair at retail. That's what is great about the economics with the direct to consumer sales, it's so much more profitable.

Because we're small we're flexible, and we can get the factories we work with to make as little as 300 pairs of a color for us, whereas standard factories want 2,400 pairs. As we grow, and we order more, we can increase our margins. There's definitely scope. We have a guy on the ground in China working for us. He already knows he can get better deals, he just needs to have volume coming through.

We also keep our overheads tight by using 3PL, (third party logistic) warehouses, so we don't have an on-going large financial responsibility - we just pay per unit for them to pick and pack and store, which is great. It means when you're busy it costs a little bit more, but when you're not busy it's a lot cheaper, you don't have a lot of staff sitting around running up a bill.

What ideas do you have for growth in the next 3 months? 12?

Now that we are focussing on direct to consumer sales we are seeing steady growth in revenues. Sales for 2016 doubled to $342,000 and Q1 2017 was 320% up on Q1 2016. We are focussing on digital marketing, PR and print advertising to increase brand awareness and drive sales through our e-commerce site. We're upgrading our website constantly and introducing more and more retail features to increase conversion rates and drive sales.

In addition we are introducing new styles and products on crowdfunding sites like Kickstarter and Indiegogo. This gives us an opportunity to test market reaction to products before committing to manufacture. We have several new shoe styles, some as collaborations with other brands to showcase, plus luggage and accessory projects.

We expect to grow revenues to $800k+ in 2017 and expand into other territories. We already have a fledging following in Europe but we hope to grow that more and more over the next 12 months. Once direct sales are $1m+ with a 70%+ margin then we will revisit wholesale. We have good nationwide retail partners in the US that are interested in working with us once our awareness has increased and we already have international interest from distributors in Europe, Asia & Australia.

What's next for your business? Why are you raising money now?

We've created the Ridgemont brand, and we know people love it when they find it. The conversion rate on our website is over 4%. We need to continue to increase awareness to drive more people to our site. To do that we are investing significantly in digital marketing through Facebook, Instagram & Google as well as traditional PR activities and we have plans to do some print marketing with direct to consumer catalogues and event attendance at festivals etc.

In addition we want to expand the offering of styles and colours and materials of footwear and branch into luggage, apparel and accessories.

To do both of these things we need to raise money, some will go to fund production, to be able to make Ridgemont shoes and product to sell, but the bulk of it will go into our marketing efforts.

What's been your largest challenge so far?

The biggest headache has definitely been wholesale. The retailers visit us and see the new products and say, "I love it, but I just don't see a place for it in my store." You tend to get an older senior buyer, and then you get a younger assistant buyer. The assistant buyer is all over us saying, "We should stock this," and then the senior buyer is, "Oh, I'm not sure, I'm not sure." and then it doesn't happen.

That's been the frustration, which is why it has led us to now focus on the direct consumer. By appealing directly to the consumers who support us and we know love the brand we can sidestep the retailer who isn't willing to commit yet and bring Ridgemont to it's core fans.

This is an unusual fundraising strategy. Why have you given your customers the chance to invest online via Wefunder? ^

The main reason is because obviously banks are very asset-based when they want to lend money, which makes it quite hard as a small business because we don't have the assets to borrow against. Plus, we know how much our consumers love what we do, and we feel that they'll want us to succeed and if we can give them a good return on $100, $500 or $1,000 or whatever they feel comfortable investing with us plus some great perks, then they get the benefit of not just getting a great return but that they've done something and helped a company and philosophy move forward.

Can you tell us about the team? ^

I'm the President/CEO (Alex Hall), and then there's my co-founder Stacy Lowery, he's the creative director. He's responsible for new products and also the look and feel of the brand. John Lacroix is our digital marketing guru and Stephen Tims is our head of operations and handles all of the logistics and makes sure everything is where it should be and gets sent to the right people. We also have Carlos, who despite his name is Chinese, and is based in Dongguan in southern China. He has 20+ years of manufacturing footwear for lots of well known brands and handles all our production.

What keeps you up at night about the business? ^

The biggest frustration to date is that we haven't progressed as quickly as I expected. Accepting that wholesale is going to take longer than we expected and instead concentrating on direct to consumer in the short term has definitely helped us move forward again. Once we have a solid base, we can revisit wholesale and we will have more brand awareness and it will be easier to make it a success. We've got something which we know is good, everyone I share it with tells me it's great, and we've never had a bit of bad press. We've maybe had 120 articles across loads of different publications that everyone tells us how wonderful the product is. Translating that from what we know is a great product into hard sales has been a big frustration but I am now confident we know our path and the recent changes are definitely paying dividends already.

What is your cash on hand and burn rate? ^

As of 31 March 2017, the company had approximately $32K cash (or cash equivalents) and $117K of fully paid up inventory. It operates at a run rate of approximately $10K per month.

ASK A QUESTION

Type your question here...

ASK QUESTION

Hunter Woody Jun 21

Do you have any idea as to what the time-frame may look like for repayment to investors? Are we looking at payouts in the next year, or somewhere down the line (i.e. 3-5 years). Thank you!

Alex Hall CEO FOUNDER Jun 22

Hi Hunter. Payouts are due to start 12 months after the funding closes. The amount of time for full repayment is down to how much we raise and how quickly we grow. That being said the more we raise the more we can spend on marketing so in theory the quicker we grow. In the models i put together with moderate growth then I think full repayment in 3-5 years seems about right. Hope that helps.

LIKE

Nicholas Dureault Jul 7

Are you offering ownership, money back + interest, or both?

Alex Hall CEO FOUNDER Jul 18

Hi Nicholas, apologies for the delay. We are offering money back plus effective interest. You get double what you put in (or treble if you are within the first $125k pledges) repaid as a percentage of our revenue. The faster we grow the quicker you get repaid. Hope that helps. Thanks!

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO RIDGEMONT OUTFITTERS

1. Ridgemont already has revenue but not enough to cover existing expenses. There are two revenue streams, 1. wholesale sales to national & international retailers and distributors and 2. direct retail sales to e-commerce consumers through our website. The gross margin on combined sales is close to covering expenses and an increase in revenue will make that possible. There is a risk that sales will not grow enough to cover overheads.

2. Whilst wholesale sales are growing and Ridgemont has attracted some good retailers to partner with from Summer 2017, there is a risk that... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Ridgemont Outfitters is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?



Alex Hall

Co-Founder/CEO at Ridgemont Outfitters

Other | Sporting Goods

Current	Ridgemont Outfitters
Previous	Jackal Distribution, L'Esprit D'Equipe, Richard James Consultants
Education	Queen Mary, U. of London

Send Alex InMail

268 connections

https://www.linkedin.com/in/alex-hall-b07a7129

Contact Info

Background

Summary

High achieving, self motivated and resourceful entrepreneur with over 20 years experience of managing and directing all aspects of the production, introduction, marketing and distribution of action sport and youth fashion brands to the US, UK, & European markets.

Experience

Founder/CEO
Ridgemont Outfitters
December 2012 – Present (4 years 1 month) | Long Beach, California, USA

Jt Founder & CEO of Californian outdoor footwear, apparel & accessories brand.
www.ridgemontoutfitters.com

MD/Founder
Jackal Distribution
June 1998 – March 2012 (13 years 10 months) | London, United Kingdom

Founder and managing director of US, UK & European action sports & fashion brand distributor and licencee. Responsible for the successful introduction to the UK and Europe of DuFFS Footwear, T.U.K. Footwear, Emily the Strange Apparel, Innes Clothing, Split Clothing, Grenade Gloves, Tech9 Snowboards, Section Snowboard Apparel plus others..

Operations DIrector
L'Esprit D'Equipe
April 1992 – May 1998 (6 years 2 months) | London, United Kingdom

Operations & Finance Director - Specialist Action Sport & Fashion Distributor. Successfully introduced many snowboard and fashion brands including Northwave Footwear, LibTech, Gnu & Ride Snowboards, SMP & WaveRave Clothing.

MD/Founder
Richard James Consultants
June 1989 – May 1992 (3 years) | London, United Kingdom

Joint Founder - Knightsbridge & Chelsea Specialist Letting Agency

---

Skills

Top Skills

- 15 Apparel
- 12 Fashion
- 11 Footwear
- 4 Action Sports
- 4 Management
- 4 Wholesale
- 3 Marketing
- 2 Sourcing
- 2 Sportswear
- 2 Shoes

Alex also knows about...

- 1 International Trade
- 1 Manufacturing
- 1 Product Development
- 1 Finance
- 1 Logistics
- 1 Entrepreneurship
- 1 Sports
- Operations
- Sporting Goods

Education

Queen Mary, U. of London
B Eng Hons
1985 – 1988

Kelly College, Tavistock, Devon

Groups

Footwear Industry
36,474 members
+ Join

Action Sports Europe
9,145 members
+ Join

Apparel and Footwea...
10,995 members
+ Join

Footwear News
22,591 members
+ Join

Sporting Goods Intell...
13,660 members
+ Join

Footwear Worldwide
7,725 members
+ Join

Made in the UK- clot...
17,511 members
+ Join

See 2 more ›

Stacy Lowery

Creative Director at Ridgemont Outfitters

Lakewood, California | Design

Current	Ridgemont Outfitters, Roger Skateboards Inc.
Previous	DuFFS Footwear, Bueno Skateboards, Santa Cruz Skateboards

Send Stacy InMail

500+ connections

https://www.linkedin.com/in/stacy-lowery-10a09251

Posts

Published by Stacy



Programmer wanted

September 5, 2015

Background

Experience

Creative Director
Ridgemont Outfitters
July 2013 – Present (3 years 6 months) | Long Beach, CA

http://www.ridgemontoutfitters.com

Co-Owner
Roger Skateboards Inc.
July 2009 – Present (7 years 6 months) | Long Beach, CA

Whatever it takes.

Head of Design
DuFFS Footwear
January 2008 – June 2013 (5 years 6 months)

Design and Development of footwear collections.
Creation and execution of printed materials.

Co-Creator, Brand Manager
Bueno Skateboards
2007 – 2009 (2 years) | Huntington Beach, CA

Professional Skateboarder
Santa Cruz Skateboards
2004 – 2007 (3 years)

Creative Director
Accel Wheel Company
2003 – 2006 (3 years) | Huntington Beach, CA

Skills

Top Skills

40	Creative Direction
33	Brand Development
24	Illustrator
20	Graphic Design
19	Adobe Creative Suite
11	Fashion
11	Social Media Marketing
10	Advertising
9	Art Direction
6	Logo Design

Stacy also knows about...

5 Sketching · 5 Mac · 4 Apparel · 4 WordPress · 3 HTML

3 Microsoft Office · 3 Blogging · 2 Illustration · 2 Adobe Illustrator

1 Adobe Photoshop · Graphics · Photoshop · InDesign

Groups



shoe design
2,353 members
+ Join

Industrial Design Re…
8,149 members
+ Join

Footwear Industry
36,474 members
+ Join

Footwear Designers
6,570 members
+ Join